Exhibit 10.65

Amendment No. 1

to

Employment Agreement

This Amendment No. 1 to the Employment Agreement, dated June 29, 2007 (the “Agreement”), between Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (together with its successors and assigns, the “Company”), and Kurt Graves (the “Executive”) is entered into by the parties on December 29, 2008.  The parties hereby agree that the Agreement shall be amended as follows:

1.                                      Section 5(e) shall be amended to insert the following sentence after the current first sentence to read as follows:

“To the extent subject to Section 409A of the Code, the reimbursement to the Executive shall be made no later than December 31, 2009.”

2.                                      Section 8 shall be amended by inserting the following language at the end of the current language, as follows:

“Any reimbursement in one calendar year shall not affect the amount that may be reimbursed in any other calendar year, and a reimbursement (or right thereto) may not be exchanged or liquidated for another benefit or payment.  Any expense reimbursements subject to Section 409A of the Code shall be made no later than the end of the calendar year following the calendar year in which such business expense is incurred by the Executive.”

3.                                      Section 11(a)(vii) shall be amended to read as follows:

“(vii)       six months of Severance Pay, payable in accordance with the regular payroll practices of the Company, commencing on the first day of the month following the month in which termination under this Section 11(a) occurred; and”

4.                                      Section 11(b) shall be amended to delete the last paragraph thereof in its entirety.

5.                                      The first phrase of Section 11(c)(iii) shall be amended to read as follows:

“(iii)        Twelve months of Severance Pay, payable in accordance with the regular payroll practices of the Company, commencing on the first day of the month following the month during which the Executive’s employment is terminated under this Section 11(c)”

6.                                      Section 11(c)(viii) shall be amended in its entirety as follows:

“(viii)      until the earlier of (a) the expiration of the term of the Severance Pay paid under Section 11(c)(iii) above or (b) the date the Executive receives equivalent coverage and benefits under the plan of a subsequent employer, the Company shall provide the Executive with medical, dental and hospitalization insurance benefits substantially similar to those which the Executive was receiving immediately prior to the termination of his employment, including any employer paid portion of the premium, subject to the Executive’s election of benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) in accordance with the applicable plan procedures.  During such time that the Executive is receiving such continued medical, dental and hospitalization benefits from the Company, the Company shall also provide Executive with life insurance benefits substantially similar to those which the Executive was receiving immediately prior to the termination of his employment

7.                                      Section 11 shall be amended by adding the following at the end of the final paragraph thereof:

“For purposes of clarification, any portion of a payment that constitutes nonqualified deferred compensation under Section 409A of the Code payable as a result of a termination of employment may only be paid upon a “separation from service” under Section 409A(a)(2)(A)(i) of the Code. For purposes of clarification, the foregoing sentence shall not cause any forfeiture of benefits on the part of the Executive, but shall only act as a delay until such time as a “separation from service” occurs.”

As so amended, the Employment Agreement shall remain in full force and effect.  Executed as of the date set forth above:

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel

/s/ Kurt Graves
Kurt Graves